Exhibit 99.1

TeleTech Acquires Leading Health Services Company, Connextions, Inc.

Acquisition Significantly Expands Company’s Leadership Position in the Healthcare Industry

DENVER, April 4, 2017 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions, today announced that it has acquired Connextions, Inc. for $80 million from OptumHealth Holdings, LLC.  Through its proprietary technology-enabled services platform, Connextions delivers member acquisition, retention and engagement services to healthcare plans, providers and pharmacy benefits managers (“PBM”) to drive growth, improve health outcomes and lower costs.

Enhancing the member and patient experience has been a key focus for TeleTech for decades. With this acquisition, healthcare becomes one of TeleTech’s largest verticals with annualized revenue expected to exceed $300 million. The combination of TeleTech and Connextions provides significant strategic and synergistic value by expanding the Company’s healthcare offerings and adding several new marquee payor, provider and PBM clients with long-term contracts.  TeleTech expects the acquisition to add approximately $115 million in revenue annually and to be EBITDA accretive in 2017.

“As the industry evolves, the opportunity for healthcare plans and providers to create value by simplifying and improving the member and patient experience continues to grow,” explained Ken Tuchman, chairman and chief executive officer of TeleTech. “The acquisition of Connextions is a logical extension of our healthcare strategy.  By combining our collective technology, analytics and experienced group of health care professionals, we will enable a better member experience that improves health outcomes and reduces healthcare costs.  We are thrilled to welcome Connextions employees and clients to the TeleTech family and look forward to exciting progress in the months to come.”

Connextions will become a part of TeleTech’s Customer Management Services (CMS) segment. In combining Connextions with the CMS healthcare business, TeleTech will take the opportunity to integrate and restructure the business to maximize value for both its newly acquired and existing healthcare clients. The Company will share more business and financial details in its first quarter earnings release and analyst conference call.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

Investor Contact	Media Contact
Paul Miller	Olivia Griner
303.397.8641	303.397.8507

ABOUT CONNEXTIONS, INC.

Connextions, Inc., a health services company with 17 years of experience, is dedicated to helping healthcare plans, providers and PBMs build strong relationships with consumers throughout their member journey.  With a comprehensive set of member acquisition, retention and engagement services for Medicare, Medicaid, Individual, Family and Group, Connextions helps increase member engagement, improve health outcomes and reduce costs.  The company offers a robust proprietary technology solution called bConnected to simplify member and associate interactions across multiple channels.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q.TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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